SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): April 7, 2006
_________________

NT HOLDING CORP.
(Exact name of registrant as specified in Charter)

NEVADA	000-15303	73-1215433
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

8th Floor, No. 211 Johnston Road
Wanchai, Hong Kong
(Address of Principal Executive Offices)

852-9188-2864
(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 7, 2006, NT Holding Corp., a Nevada corporation (the “Company”), entered into a material definitive agreement (the “Agreement”) with its wholly-owned subsidiary, Tagalder C3 Holdings, Inc., a corporation organized under the laws of the British Virgin Islands (“Taglader”), and Grand Canal Entertainment, Inc., a Delaware corporation (“Grand Canal”). Pursuant to the Agreement, Grand Canal has agreed to purchase from the Company all of the outstanding ownership of Tagalder.

In consideration of such purchase, Grand Canal will issue and deliver to the Company’s wholly owned subsidiary 39,702,080 shares of the common stock of Grand Canal (the “Exchange Shares”). The Exchange Shares will be “restricted securities” for purposes of the Securities Act of 1933. Following the closing of this transaction and the issuance of the Exchange Shares, there will be a total of 45,116,000 shares of the common stock of Grand Canal issued and outstanding, of which 88.0% will be owned by the Company.

Grand Canal has no operations and is listed on the Pink Sheets.

Closing of this transaction is subject to compliance with applicable legal and regulatory requirements, any necessary approvals and consents of governmental entities, due diligence review, and other customary conditions. Subject to satisfaction of those conditions, the Company anticipates that the closing of this transaction will occur on or before April 21, 2006.

The definitive agreement, entitled Agreement for Share Exchange, is incorporated by reference and attached hereto as Exhibit 10.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

10.1
Agreement for Share Exchange, dated April 7, 2006, between Grand Canal Entertainment, Inc., a Delaware corporation, and Tagalder C3 Holdings, Inc., a corporation organized under the laws of the British Virgin Islands, and NT Holding Corp., a Nevada corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 13, 2006	NT HOLDING CORP.

/s/ Chun Ka Tsun
	By:	Chun Ka Tsun
	Its:	Chief Executive Officer and Director